UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2007

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01                                             Other Events.

On February 8, 2007, Marvell Technology Group Ltd. (the “Company”) received a letter from The Nasdaq Stock Market stating that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) has called for review the December 28, 2006 decision of the Nasdaq Listing Qualifications Panel (the “Panel”) regarding the Company and has also determined to stay the December 28, 2006 decision and any future Panel determinations to suspend the Company’s securities from trading, pending further action by the Listing Council.

As previously disclosed, the Panel’s December 28, 2006 decision conditioned the Company’s continued listing on The Nasdaq Stock Market  on the Company’s (1) submission on or about March 7, 2007 of additional information regarding the Company’s internal review of its historical stock option practices and related accounting matters and (2) filing on or before March 7, 2007 of its quarterly reports on Form 10-Q for the quarters ended July 29, 2006 and October 28, 2006 and any required restatements of its prior financial statements.

During the stay, the Company’s shares will remain listed on The Nasdaq Stock Market.  The Listing Council has informed the Company that it has until March 30, 2007 to submit any additional information that it wishes the Listing Council to consider in its review.

There can be no assurance that the Company will be able to comply with any requirements that may result from such further Listing Council action or that the Company’s shares will remain listed on The Nasdaq Stock Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 9, 2007

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ George A. Hervey
George A. Hervey
Vice President of Finance and
Chief Financial Officer